Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Vineyard National Bancorp of our report dated February 12, 2004, appearing in the Annual Report on Form 10-K of Vineyard National Bancorp for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ VAVRINEK, TRINE, DAY & CO., LLP

Rancho Cucamonga, California
July 16, 2004